Registration No. 333-124983
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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                         POST-EFFECTIVE AMENDMENT No. 1
                                   TO FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

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                                   Acergy S.A.
             (Exact name of registrant as specified in its charter)

                                   ----------

              Luxembourg                                Not Applicable
    (State or other jurisdiction            (I.R.S. Employer Identification No.)
   of incorporation or organization)

                              200 Hammersmith Road
                                 London, W6 7DL
                                     England
                    (Address of Principal Executive Offices)

                       Acergy S.A. 2003 Stock Option Plan
                            (Full title of the plan)

                                   ----------

                                   Tony Duncan
                                    President
                               c/o Acergy US Inc.
                                 10787 Clay Road
                              Houston, Texas 77041
                     (Name and address of agent for service)

                                   ----------

                                 (713) 430-1100
          (Telephone number, including area code, of agent for service)

                                   ----------

                                    Copy to:
                               Gregory Pryor, Esq.
                                White & Case LLP
                           1155 Avenue of the Americas
                            New York, New York 10036
                               Tel: (212) 819-8389
                               Fax: (212) 354-8113

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [X]                        Accelerated filer [ ]
Non-accelerated filer   [ ](Do not check if a      Smaller reporting company [ ]
                            smaller reporting
                            company)

                         CALCULATION OF REGISTRATION FEE

                                                    Proposed maximum    Proposed maximum      Amount of
     Title of securities           Amount to be      offering price    aggregate offering   registration
      to be registered           Registered(1)(2)     per share(3)          price(3)           fee(4)
------------------------------   ----------------   ----------------   ------------------   ------------
Common Shares, par value $2.00          2,400,000           $4.97             11,928,000       $468.77
(Previously Registered)

(1) The number of Common Shares being registered under this Registration Statement represents the number of additional Common Shares that have been approved for issuance under the Acergy 2003 Stock Option Plan. In the Registration Statement on Form S-8 (File No. 333-124983, the "Original Registration Statement"), as filed with the Securities and Exchange Commission on May 17, 2005, 6,310,000 Common Shares were registered. With the additional 2,400,000 Common Shares issued under this Registration Statement, the total number of Common Shares authorized for issuance under Acergy's 2003 Stock Option Plan has now increased to 8,710,000 Common Shares.

(2) This Registration Statement shall also cover any additional Common Shares which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding Common Shares of the Registrant.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended (the "Securities Act"). The maximum aggregate offering price of the Common Shares is based on the amount of Common Shares to be registered, multiplied by the average of the high and low prices per American Depositary Shares (each representing one Common Share) on the Nasdaq Global Select Market on February 23, 2009.

(4) American Depositary Shares evidenced by American Depositary Receipts issuable on deposit of the Common Shares registered hereby have been registered pursuant to a separate Registration Statement on Form F-6 (File No. 333-123139) of the Registrant.

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                                        2

                                EXPLANATORY NOTE

     This Post-Effective Amendment No. 1 (this "Registration Statement") to the Registration Statement on Form S-8 filed with the Commission on May 17, 2005 (File No. 333-124983, the "Original Registration Statement") is being filed to register an additional 2,400,000 common shares, par value $2.00 per share (the "Common Shares"), of Acergy S.A. (the "Registrant"), to be issued, offered and sold pursuant to the Acergy S.A. 2003 Stock Option Plan (previously, the "Stolt Offshore S.A. 2003 Stock Option Plan"). Under the Original Registration Statement, 6,310,000 Common Shares were registered for issuance, offer and sale pursuant to the Stolt Offshore S.A. 2003 Stock Option Plan (now, the "Acergy S.A. 2003 Stock Option Plan"). The total number of Common Shares reserved for issuance, offer and sale pursuant to the Acergy S.A. 2003 Stock Option Plan is now 8,710,000 Common Shares. The aforementioned increase in the number of Common Shares reserved for issuance, offer and sale pursuant to the Acergy S.A. 2003 Stock Option Plan was approved at the Registrant's Extraordinary General Meeting of shareholders held on December 18, 2008.

     This Registration Statement relates to the registration of additional securities pursuant to Rule 462(b) under the Securities Act. Pursuant to General Instruction E of Form S-8, the contents of the Original Registration Statement are incorporated herein by reference.

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
                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing information required in Part I of this Registration Statement will be provided to each participant in the Plan, as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act. Such document(s) are not required to be and are not being filed with the Commission but constitute (together with the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed or to be filed with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

     (i) The Registrant's Annual Report on Form 20-F for the fiscal year ended November 30, 2007 (including the description of authorized shares contained therein).

     (ii) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in paragraph (a) above.

     All documents the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.   EXHIBITS.

Exhibit No.   Description of Exhibit
-----------   ------------------------------------------------------------------
  23.1        Consent of Deloitte LLP, Independent Registered Public
              Accounting Firm
  23.2        Consent of Elvinger, Hoss & Prussen

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Luxembourg, Luxembourg, on this 26th day of February, 2009.

                                                  ACERGY S.A.


                                                  By: /s/ Jean Cahuzac
                                                      --------------------------
                                                  Name:  Jean Cahuzac
                                                  Title: Chief Executive Officer
                                                         and Director

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jean Cahuzac, Stuart Jackson and Johan Rasmussen, and each of them severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                        Title                                   Date
-----------------------------    ------------------------------------    -----------------


/s/ Jean Cahuzac                 Chief Executive Officer and Director    February 26, 2009
-----------------------------    (Principal Executive Officer)
Jean Cahuzac


/s/ Stuart Jackson               Chief Financial Officer (Principal      February 26, 2009
-----------------------------    Financial Officer)
Stuart Jackson


/s/ John Nicolson                Group Financial Controller              February 26, 2009
-----------------------------
John Nicolson


/s/ Johan Rasmussen              Corporate VP and General Counsel        February 26, 2009
-----------------------------
Johan Rasmussen


/s/ Mark Woolveridge             Chairman of the Board and Director      February 26, 2009
-----------------------------
Mark Woolveridge


/s/ James B. Hurlock             Deputy Chairman of the Board and        February 26, 2009
-----------------------------    Director
James B. Hurlock


/s/ Tom Ehret                    Director                                February 26, 2009
-----------------------------
Tom Ehret

Signature                        Title                                   Date
-----------------------------    ------------------------------------    -----------------


/s/ J. Frithjof Skouveroe        Director                                February 26, 2009
-----------------------------
J. Frithjof Skouveroe


/s/ George Doremus               Director                                February 26, 2009
-----------------------------
George Doremus


/s/ Trond O. Westlie             Director                                February 26, 2009
-----------------------------
Trond O. Westlie


/s/ Sir Peter Mason              Director                                February 26, 2009
-----------------------------
Sir Peter Mason

ACERGY S.A.
  its duly authorized representative in the United States


By: /s/ Tony Duncan
    -------------------------
Name:  Tony Duncan
Title: President
Date:  February 26, 2009

                                INDEX TO EXHIBITS

Exhibit No.   Description of Exhibit
-----------   ------------------------------------------------------------------
   23.1       Consent of Deloitte LLP, Independent Registered Public
              Accounting Firm
   23.2       Consent of Elvinger, Hoss & Prussen

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